Exhibit 99.1

Revised Fourth Quarter and Full-Year 2023 Non-GAAP Financial Measures

Cutera, Inc. (Nasdaq: CUTR) (“Cutera” or the “Company”) hereby provides an update of its Non-GAAP financial measures for the fourth quarter and full-year ended December 31, 2023.

CUTERA, INC.
RECONCILIATION OF GAAP GROSS PROFIT, GROSS MARGIN AND OPERATING INCOME
TO NON-GAAP GROSS PROFIT, GROSS MARGIN AND OPERATING INCOME
(in thousands, except percentages)
(unaudited)

	Three Months Ended December 31, 2023
	Gross Profit	Gross Margin	Operating Income

Reported	$(12,678)	(25.6)%	$(57,519)
Adjustments:
Depreciation and amortization including contract acquisition costs	3,237	6.5%	5,112
Stock-based compensation	45	0.1%	1,512
ERP implementation costs	—	—	780
Legal	—	—	864
Severance	337	0.7%	1,132
Retention plan costs	34	0.1%	1,029
Expenses related to manufacturing agreement termination	5,724	11.6%	5,724
Board of Director legal and advisory fees	—	—	1,827
Other adjustments	—	—	227
Total adjustments	9,377	19.0%	18,207
Adjusted	$(3,301)	(6.6)%	$(39,312)

	Three Months Ended December 31, 2022
	Gross Profit	Gross Margin	Operating Income

Reported	$38,749	57.5%	$(5,536)
Adjustments:
Depreciation and amortization including contract acquisition costs	997	1.5%	2,479
Stock-based compensation	235	0.3%	1,379
ERP implementation costs	—	—	1,498
Legal	—	—	222
Severance	—	—	200
Other adjustments	—	—	—
Total adjustments	1,232	1.8%	5,778
Adjusted	$39,981	59.3%	$242

CUTERA, INC.
RECONCILIATION OF GAAP GROSS PROFIT, GROSS MARGIN AND OPERATING INCOME
TO NON-GAAP GROSS PROFIT, GROSS MARGIN AND OPERATING INCOME
(in thousands, except percentages)
(unaudited)

	Twelve Months Ended December 31, 2023
	Gross Profit	Gross Margin	Operating Income

Reported	$41,494	19.5%	$(156,230)
Adjustments:
Depreciation and amortization including contract acquisition costs	9,205	4.3%	17,422
Stock-based compensation	751	0.4%	8,064
ERP implementation costs	—	—	3,525
Legal	—	—	2,472
Severance	607	0.3%	2,023
Retention plan costs	129	0.1%	5,367
Expenses related to manufacturing agreement termination	5,724	2.7%	5,724
Board of Director legal and advisory fees	—	—	11,566
Other adjustments	307	0.1%	1,213
Total adjustments	16,723	7.9%	57,376
Adjusted	$58,217	27.4%	$(98,854)

	Twelve Months Ended December 31, 2022
	Gross Profit	Gross Margin	Operating Income

Reported	$139,829	55.4%	$(38,190)
Adjustments:
Depreciation and amortization including contract acquisition costs	1,593	0.6%	5,821
Stock-based compensation	1,665	0.7%	14,400
ERP implementation costs	—	—	9,210
Legal	—	—	1,284
Severance	26	—%	615
Other adjustments	(290)	(0.1)%	(290)
Total adjustments	2,994	1.2%	31,040
Adjusted	$142,823	56.6%	$(7,150)